Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cytomedix, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/A Amendment No. 1 of our report dated March 3, 2006, which appears on page F-2 of the Cytomedix, Inc. 2005 Form 10-KSB annual report.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois, USA
June 6, 2006